Exhibit Index



          Exhibit
          -------

             11        -  Statement re computation
                          of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                         For the three months
                                                          ended September 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period ......................       8,849       7,780

Weighted average shares issued .....................        --           896

Acquisition of treasury stock ......................        --           (14)
Assumed exercise of certain stock options ..........         211         375
                                                          ------      ------
Weighted shares - end of period ....................       9,060       9,037
                                                          ======      ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                         For the nine months
                                                          ended September 30,
                                                         ---------------------
                                                           1997         1996
                                                         --------     --------
Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period ......................       8,826        7,682

Weighted average shares issued .....................          26          419

Acquisition of treasury stock ......................          (8)         (57)

Assumed exercise of certain stock options ..........         233          435
                                                          ------       ------
Weighted shares - end of period ....................       9,077        8,479
                                                          ======       ======